                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in this Registration Statement on Amendment No. 2 to Form S-2 of our report dated November 19, 2003, except with respect to notes 6, 13 and 14 which are dated June 15, 2004, relating to the consolidated financial statements of Altama Delta Corporation and subsidiary, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ JOSEPH DECOSIMO AND COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
Atlanta, Georgia
July 9, 2004